TAX I.D. NO. 25-1001433

                                 PROMISSORY NOTE

$5,000,000.00                                                    Nassau, Bahamas
                                                                  April 19, 2000

         On or before July 19, 2002 (herein called the "Maturity Date"), FOR VALUE RECEIVED, the undersigned, DECORATOR INDUSTRIES, INC., a Pennsylvania corporation (herein called "Borrower"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank"), in lawful currency of the United States of America, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon as hereinafter set forth.

         This Note is a note under which Advances, repayments and re-Advances may be made from time to time, subject to the terms and conditions of this Note; provided, however, in no event shall Bank be obligated to make any Advances or re-Advances hereunder (notwithstanding anything expressed or implied herein or elsewhere to the contrary) in the event that any Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist.

         Each of the Advances made hereunder shall bear interest at the Eurodollar-based Rate or the Prime-based Rate, as elected by Borrower or as otherwise determined under this Note.

         Accrued and unpaid interest on the unpaid balance of each outstanding Advance hereunder shall be payable monthly, in arrears, on the first Business Day of each month, and in the case of Eurodollar-based Advances, also on the last day of the Interest Period applicable thereto, until maturity (whether as stated herein, by acceleration, or otherwise). Interest shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the Prime-based Rate on the date of each such change in the Prime-based Rate.

         From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter for a period exceeding two (2) Business Days, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand.

         The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Bank's records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

         Borrower may request an Advance hereunder, including the refunding of an outstanding Advance as the same type of Advance or the conversion of an outstanding Advance to another type of Advance, upon the delivery to Bank of a Request for Advance executed by an authorized officer of Borrower, subject to the following:

                                     1                            Exhibit 10Y.2
                                                                  -------------

         (a) no Default, and no condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note;

         (b) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "A";

         (c) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit, Michigan time) Two (2) Business Days prior to the proposed date of Advance in the case of Eurodollar-based Advances, and by 11:00 a.m. (Detroit, Michigan time) on the proposed date of Advance in the case of Prime-based Advances][on the proposed date of Advance];

         (d) the principal amount of each Eurodollar-based Advance shall be at least Five Hundred Thousand Dollars ($500,000.00), and any additional principal amount of each Eurodollar-based Advance shall be in increments of One Hundred Thousand Dollars ($100,000.00);

         (e) the proposed date of any refunding of any outstanding Eurodollar-based Advance as another Eurodollar-based Advance or the conversion of any outstanding Eurodollar-based Advance to a Prime-based Advance shall only be on the last day of the Interest Period applicable to such outstanding
                  Eurodollar-based Advance; and

         (f) a Request for Advance, once delivered to Bank, shall not be revocable by Borrower; provided, however, as aforesaid, Bank shall not be obligated to make any Advance under this Note.

         Notwithstanding the foregoing, Advances hereunder may be requested, at Borrower"s discretion, by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by Borrower that same day and submitted to Bank, either via first class mail, postage prepaid, or telefax, of a written Request for Advance. Borrower acknowledges and agrees that if Bank makes any Advance based upon a telephonic request, it shall be for Borrower"s convenience, and all risks involved in the use of such procedure shall be borne by Borrower, and Borrower expressly agrees to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of any one requesting an Advance by telephone.

         If, as to any outstanding Eurodollar-based Advance, Bank shall not receive a timely Request for Advance in accordance with the foregoing requesting the refunding of such Advance as a Eurodollar-based Advance, the principal amount of such Advance which is not then repaid shall be automatically converted to a Prime-based Advance on the last day of the Interest Period applicable thereto, subject in all respects to the terms and conditions of this Note. The foregoing shall not in any way whatsoever limit or otherwise affect any of Bank's rights or remedies under this Note upon the occurrence of any Default hereunder, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default.

         Borrower may repay all or any part of the outstanding balance of any Prime-based Advance under this Note at any time. Borrower may repay all or part of any Eurodollar-based Advance on the last day of the Interest Period applicable thereto, provided that the amount of any such partial repayment shall be at least One Hundred Thousand Dollars ($100,000), or, if greater, in integral multiples thereof, the aggregate balance of Eurodollar-based Advances outstanding after such prepayment shall be at least Five Hundred Thousand Dollars ($500,000), and the unpaid portion of such Eurodollar-based Advance which is to be refunded or converted shall be subject to the limitations set forth in this Note. Any repayment made in accordance with this paragraph shall be without premium or penalty. Any other repayment shall be otherwise restricted by and subject to the terms of this Note.

                                      2                           Exhibit 10Y.2
                                                                  -------------
         Subject to the definition of an "Interest Period" hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

         All payments to be made by Borrower to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest at the Applicable Interest Rate until collected. Borrower hereby authorizes Bank to charge any account of Borrower with Bank for all sums due hereunder, when due in accordance with the terms hereof.

         If Borrower makes any payment of principal with respect to any Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Borrower fails to borrow any Eurodollar-based Advance after notice has been given by Borrower to Bank in accordance with the terms of this Note requesting such Advance, or if there is any change in the Applicable Interest Rate hereunder from the Eurodollar-based Rate to the Prime-based Rate, for any reason whatsoever in accordance with the terms of this Note, prior to the last day of the Interest Period applicable thereto, or if Borrower fails to make any payment of principal or interest in respect of a Eurodollar-based Advance when due, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Eurodollar-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any Eurodollar-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         For any Eurodollar-based Advance, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying such Advance on the books of such Eurodollar Lending Office.

         If, with respect to any Interest Period, Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for such Interest Period, or (b) if the rate of interest referred to in the definition of "Eurodollar-based Rate" upon the basis of which the rate of interest for a Eurodollar-based Advance is to be determined does not accurately or fairly cover or reflect the cost to Bank of making or maintaining a Eurodollar-based Advance hereunder, then Bank shall forthwith give notice thereof to the Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the

                                     3                            Exhibit 10Y.2
                                                                  -------------
right of Borrower to request a Eurodollar-based Advance and to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended.

         If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make or maintain any Advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter, (a) until Bank notifies Borrower that such conditions or circumstances no longer exist, the right of Borrower to request a Eurodollar-based Advance and to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended, and thereafter, Borrower may select only the Prime-based Rate as the Applicable Interest Rate hereunder, and (b) if Bank may not lawfully continue to maintain an outstanding Advance to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Advance.

         If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

         (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or any Advance hereunder or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank's principal executive office or Eurodollar Lending Office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance under this Note;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error in computation.

         In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance

                                     4                            Exhibit 10Y.2
                                                                  -------------
by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the making or maintaining of any Advances hereunder, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the making or maintaining of such Advances hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, additional amounts sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to the making or maintaining any Advances hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

         This Note and any other indebtedness and liabilities of any kind of Borrower to Bank, and any and all modifications, renewals or extensions thereof, whether joint or several, contingent or absolute, direct or indirect, now existing or later arising, and however evidenced (collectively the "Indebtedness"), are secured by and Bank is granted a security interest in all items at any time deposited in any account of Borrower with Bank and by all proceeds of these items (cash or otherwise), all account balances of Borrower from time to time with Bank, by all property of Borrower from time to time in the possession of Bank, and by any other collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by Borrower or others to or for the benefit of Bank (collectively the "Collateral"). Notwithstanding the foregoing, (a) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of Borrower"s principal dwelling or in any of Borrower"s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, and (b) if Borrower has given or gives Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other Indebtedness of Borrower, unless expressly provided to the contrary in another place.

         If (a) Borrower or any guarantor under a guaranty of all or any part of the Indebtedness (a "guarantor") fail(s) to pay this Note, or any part thereof, or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) Borrower or any guarantor fail(s) to comply with any of the terms or provisions of any agreement between Borrower or any guarantor and Bank; or (c) Borrower or any guarantor become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding, or (if a corporation) is the subject of a dissolution, merger or consolidation; or (d) any warranty or representation made by Borrower or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete in any material respect; or (e) there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) there is any failure by Borrower or any guarantor to pay, when due, any of its indebtedness (other than to Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness which has had or could reasonably be expected to have a material adverse effect upon Company's business, properties, or financial conditon or upon Company's ability to comply with its obligations hereunder;

                                     5                            Exhibit 10Y.2
                                                                  -------------
or (g) Bank deems itself insecure, believing in good faith that the prospect of payment or performance of this Note or any of the Indebtedness is materially impaired, or (h) there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon Borrower or any guarantor or any of the Collateral, including, without limit, any accounts of Borrower or any guarantor with Bank, then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each a "Default"), may at its option and without prior notice to Borrower, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by Bank to Borrower, charge interest at the default rate provided in the document evidencing the relevant Indebtedness, and exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrower or which are granted to Bank under applicable law, or otherwise.

         Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrower, or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of Borrower. Borrower waives all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. Borrower agrees that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with such right, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which the Bank now or later has relating to Borrower and the Indebtedness.

         Borrower agrees to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys" fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

         Borrower acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

         This Note shall bind Borrower and Borrower"s respective successors and assigns.

         For the purposes of this Note, the following terms have the following meanings:

         "Advance" means a borrowing requested by Borrower and made by Bank under this Note, including any refunding of an outstanding Advance as the same type of Advance or the conversion of any such outstanding Advance to another type of Advance, and shall include a Eurodollar-based Advance and a Prime-based Advance.

                                     6                            Exhibit 10Y.2
                                                                  -------------

         "Applicable Interest Rate" means the Eurodollar-based Rate or the Prime-based Rate, as selected by Borrower from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

         "Business Day" means any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to Eurodollar-based Advances and the Eurodollar-based Rate, also a day on which transactions in the interbank eurodollar market are conducted.

         "Eurodollar-based Advance" means an Advance which bears interest at the Eurodollar-based Rate.

         "Eurodollar-based Rate" means a per annum interest rate which is equal to the sum of one and one-fourth percent (1 1/4%), plus the quotient of the following (which amount shall be rounded upwards, if necessary, to the nearest 1/16th of 1%):

         (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance and for a period equal to the relevant Interest Period at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) Two Business Days prior to the first day of such Interest Period;

                  divided by

         (b) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such Interest Period at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

         "Eurodollar Lending Office" means Bank's office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower.

         "Interest Period" means a period of one (1) month, two (2) months, or three (3) months, as selected by Borrower pursuant to the terms of this Note, commencing on the day a Eurodollar-based Advance is made, provided that:

(a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and

(b)      no Interest Period shall extend beyond the Maturity Date.



                                     7                            Exhibit 10Y.2
                                                                  -------------

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

         "Prime-based Rate" shall mean a per annum interest rate which is equal to the greater of (i) the Prime Rate minus one-half percent (1/2%); or (ii) the rate of interest equal to the sum of (a) one percent (1%) and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the "Overnight Rates"), as published by the Federal Reserve Bank of New York, or, if the overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three
(3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

         "Request for Advance" means a Request for Advance issued by Borrower under this Note in the form annexed to this Note as Exhibit "A".

         No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

         BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS HEREUNDER.

                                               DECORATOR INDUSTRIES, INC.

                                               By:  /s/ Michael K. Solomon
                                                    ----------------------

                                                Its:  Vice President
                                                      --------------














                                     8                            Exhibit 10Y.2
                                                                  -------------

                        Amendment to Note

This Amendment to Note ("Amendment"), made, delivered, and effective as of March 30, 2001, by and between Decorator Industries, Inc., a Pennsylvania corporation ("Borrower") and COMERICA BANK ("Bank").

WHEREAS, Borrower and Bank are parties to that certain note in the original principal amount of $5,000,000.00 dated April 19, 2000 ("Note"); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1. The Maturity Date as set forth in the first line of the Note is now June 30, 2003; and

2. The first 3 lines of the definition of "Eurodollar-based Rate" set forth at the top of Page 8 of the Note is amended in its entirety as follows:

         "Eurodollar-based Rate" means a per annum interest rate which is equal to the sum of one and one-half percent (1-1/2%), plus the quotient of the following (which amount shall be rounded upwards, if necessary, to the nearest 1/16th of 1%)"

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

                                   Name of Borrower: Decorator Industries, Inc.


                                   By:  /s/ Michael S. Baxley
                                        --------------------------------
                                                Signature of

                                   Its: Executive Vice President
                                        --------------------------------
                                             Title (If Applicable)

                                   COMERICA BANK

                                   By:  /s/ Tim Griffin
                                        --------------------------------
                                                Signature of

                                   Its:  Vice President
                                         -------------------------------
                                                Title

                                      9                           Exhibit 10Y.2
                                                                  -------------


<